Exhibit 99.1

Fitbit Reports Third Quarter Revenue Growth of 23% to $504M,
GAAP Diluted EPS of $0.11, and Non-GAAP Diluted EPS of $0.19

SAN FRANCISCO - November 2, 2016 - Fitbit, Inc. (NYSE:FIT), the leader in the connected health and fitness market, today reported revenue of $504 million, GAAP diluted net income per share of $0.11, non-GAAP diluted net income per share of $0.19, GAAP net income of $26 million, and Adjusted EBITDA of $81 million, for its third quarter of 2016.

“I am pleased to see positive reception for our new products launched in the third quarter. We are attracting new customers while our existing ones are upgrading their devices, underscoring the strength of the Fitbit brand and growing relevancy of wearables as part of consumers’ everyday lives,” said James Park, Fitbit co-founder and CEO. “We continue to grow and are profitable, however not at the pace previously expected. We are focused on improving the utility of our products and integrating more deeply into the healthcare ecosystem and believe we can leverage our brand and community to unlock new avenues and adjacencies of growth.”

Third Quarter 2016 Financial Summary

	For the Three Months Ended		For the Nine Months Ended
In millions, except percentages and per share amounts	September 30, 2015	October 1, 2016	September 30, 2015	October 1, 2016
GAAP Results
Revenue	$409.3	$503.8	$1,146.4	$1,595.7
Gross Margin	47.9%	47.8%	48.2%	45.1%
Net Income	$45.8	$26.1	$111.5	$43.5
Diluted Net Income Per Share	$0.19	$0.11	$0.48	$0.18
Non-GAAP Results
Gross Margin	48.3%	48.1%	48.3%	45.4%
Net Income	$59.2	$45.7	$166.7	$99.8
Diluted Net Income Per Share	$0.24	$0.19	$0.72	$0.41
Adjusted EBITDA	$85.0	$80.8	$264.6	$174.2
Devices Sold	4.8	5.3	13.1	15.8
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
For additional information regarding the change to our quarterly reporting calendar, see “Change to Quarterly Reporting Calendar” below.

Third Quarter 2016 Financial Highlights

•	Revenue increased 23% year-over-year to $504 million

•	U.S. comprised 72% of Q316 revenue; EMEA 16%, APAC 7%, and Other Americas 5%

•	U.S. revenue grew 33% year-over-year; EMEA 64%, APAC (45)%, and Other Americas 7%

•	GAAP net income of $26 million, non-GAAP net income of $46 million

•	GAAP diluted net earnings per share (EPS) of $0.11, non-GAAP EPS of $0.19

•	Adjusted EBITDA of $81 million

•	New products – Fitbit Blaze TM, Alta TM, Fitbit Charge 2 TM, Fitbit Flex 2 TM and related accessories – comprised 79% of Q316 revenue, compared to 54% in Q216.

•
GAAP and non-GAAP gross margin were flat year-over-year at 48% and up 600 basis points sequentially. Higher estimated warranty claims for legacy products were offset by lower costs on certain replacement units.

•
GAAP operating expenses increased by 52% and non-GAAP operating expenses increased by 46% primarily driven by a 93% increase in GAAP and 91% increase in non-GAAP R&D spend. Sales and Marketing costs remain the largest expense line item with GAAP and non-GAAP costs rising 23%. The expense in R&D and sales and marketing was to bolster innovation and growth. The bulk of the expense came from headcount. R&D headcount increased 105% year-over-year and represented approximately 60% of our workforce.

Third Quarter 2016 and Recent Fitbit Operational Highlights

•	11% growth in unit sales, 11% rise in average selling price

•
60% of the activations in the quarter came from new customers buying new products, 40% from customers who made repeat purchases of new products. Of the repeat customers, approximately 20% were reactivations (customers who were inactive for 90 days or greater).

•
Corporate wellness: Expanded reach by signing partnership with Virgin Pulse, one of the leading corporate wellness technology companies; added new customers including Pitney Bowes and Dr. Pepper/Snapple Group.

•	Substantially completed the global installation of new display materials in many retail locations.

•	Introduced two new products, Charge 2 and Flex 2, and associated accessories; introduced a new accessories partnership with Simply Vera Vera Wang for Kohls.

•	Introduced Blaze and Alta gold series and new accessories for each device.

•	Launched new software feature Adventures, providing a virtual, personal challenge experience for Fitbit users.

Business Outlook

•	Full year 2016:
The company expects revenue between $2.320 billion and $2.345 billion, representing growth of 25%-26%, with non-GAAP earnings per diluted share in the range of $0.55 to $0.59, and a non-GAAP tax rate of approximately 34%.

•	Fourth quarter 2016:
The company expects revenue between $725 million and $750 million, representing growth of 2%-5%, with non-GAAP earnings per diluted share in the range of $0.14 to $0.18, and a non-GAAP tax rate of approximately 33%.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (719) 325-2272, access code 3628033. A replay of the call will be archived on Fitbit’s website for the following six months.
Regulation FD Notice
Fitbit intends to use its investor.fitbit.com website as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD beginning on January 1, 2017.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the fourth quarter 2016, and full year 2016, the potential for new and repeat customers to purchase our devices and potential for future growth in the connected health and fitness market and adjacent markets. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner, our ability to successfully develop and timely introduce new products and services or enhance existing products and services; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2015 and our most recently filed Quarterly Report on Form 10-Q, which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended October 1, 2016. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Change to Quarterly Reporting Calendar
Our fiscal year ends on December 31 of each year. In the first quarter of 2016, we adopted a 4-4-5 week quarterly calendar, which, for the 2016 fiscal year, is comprised of four fiscal quarters ending on April 2, 2016, July 2, 2016, October 1, 2016, and December 31, 2016. We did not adjust operating results for quarters prior to 2016. There were 91 and 92 days in the three months ended October 1, 2016 and September 30, 2015, respectively, and 275 and 273 days in the nine months ended October 1, 2016 and September 30, 2015, respectively.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted net income per share; and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, amortization of intangible assets, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP gross margin, non-GAAP diluted shares, non-GAAP diluted net income per share, adjusted EBITDA, and non-GAAP tax rate to their most directly comparable GAAP measures because items that impact these measures are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter as these costs significantly increased during the second quarter of 2016, and may continue to be material for the remainder of 2016. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million.

•	Revaluation of redeemable convertible preferred stock warrant liability is a non-cash charge that will not recur in the periods following our initial public offering.

•
Amortization of intangible assets relates to our acquisition of FitStar. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	The change in contingent consideration relates to our acquisition of FitStar. This is a non-recurring benefit that has no direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented, and the shares issued in our initial public offering in June 2015, as if they had been outstanding since the beginning of the second quarter of 2015.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release.

About Fitbit, Inc.

Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit Surge®, Fitbit BlazeTM, Fitbit Charge 2TM, Fitbit Charge HRTM, AltaTM, Fitbit ChargeTM, Fitbit Flex 2TM, Fitbit Flex®, Fitbit One® and Fitbit Zip® activity trackers, as well as the Aria® Wi-Fi Smart Scale. Fitbit products are carried in 54,000 retail stores, and are available in 65 countries, around the globe. Fitbit Group Health uses the power of the Fitbit activity trackers, software, and services to deliver innovative solutions for corporate wellness, weight management, insurance and clinical research.
Fitbit, the Fitbit logo, Fitbit Surge, Fitbit Blaze, Fitbit Charge 2, Fitbit Charge HR, Alta, Fitbit Charge, Fitbit Flex 2, Fitbit Flex, Fitbit One, Fitbit Zip, Aria, PurePulse, SmartTrack and FitStar are trademarks, service marks and/or registered trademarks of Fitbit in the United States and in other countries. All other trademarks, service marks, and product names used herein are the property of their respective owners.
Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:
Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2015	October 1, 2016	September 30, 2015	October 1, 2016
Revenue	$409,262	$503,802	$1,146,428	$1,595,686
Cost of revenue	213,249	263,144	593,664	876,304
Gross profit	196,013	240,658	552,764	719,382
Operating expenses:
Research and development	42,890	82,972	95,808	235,129
Sales and marketing	65,115	79,872	178,672	305,061
General and administrative	20,698	33,333	48,327	106,297
Change in contingent consideration	—	—	(7,704)	—
Total operating expenses	128,703	196,177	315,103	646,487
Operating income	67,310	44,481	237,661	72,895
Interest income (expense), net	(216)	970	(1,062)	2,391
Other income (expense), net	(744)	(1,037)	(59,129)	68
Income before income taxes	66,350	44,414	177,470	75,354
Income tax expense	20,516	18,294	65,958	31,858
Net income	$45,834	$26,120	$111,512	$43,496

Less: noncumulative dividends to preferred stockholders	—	—	(2,526)	—
Less: undistributed earnings attributable to participating securities	—	—	(50,316)	—
Net income attributable to common stockholders—basic	45,834	26,120	58,670	43,496
Add: undistributed earnings to dilutive participating securities	—	—	7,655	—
Net income attributable to common stockholders—diluted	$45,834	$26,120	$66,325	$43,496

Net income per share attributable to common stockholders:
Basic	$0.22	$0.12	$0.57	$0.20
Diluted	$0.19	$0.11	$0.48	$0.18
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	206,657	222,412	102,741	219,079
Diluted	243,660	243,687	136,985	242,652

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2015	October 1, 2016
Assets
Current assets:
Cash and cash equivalents	$535,846	$284,220
Marketable securities	128,632	387,882
Accounts receivable, net	469,260	461,351
Inventories	178,146	214,955
Prepaid expenses and other current assets	43,530	86,372
Total current assets	1,355,414	1,434,780
Property and equipment, net	44,501	94,311
Goodwill	22,157	25,217
Intangible assets, net	12,216	14,578
Deferred tax assets	83,020	110,814
Other assets	1,758	10,526
Total assets	$1,519,066	$1,690,226
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$260,842	$253,138
Accrued liabilities	194,977	218,526
Deferred revenue	44,448	45,001
Fitbit Force recall reserve	5,122	1,494
Income taxes payable	2,868	1,231
Total current liabilities	508,257	519,390
Other liabilities	29,358	53,732
Total liabilities	537,615	573,122

Stockholders’ equity
Common stock and additional paid-in capital	737,841	832,279
Accumulated other comprehensive income	691	(1,590)
Retained earnings	242,919	286,415
Total stockholders’ equity	981,451	1,117,104
Total liabilities and stockholders’ equity	$1,519,066	$1,690,226

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2015	October 1, 2016	September 30, 2015	October 1, 2016
Non-GAAP gross profit:
GAAP gross profit	$196,013	$240,658	$552,764	$719,382
Stock-based compensation expense	1,351	1,014	2,622	3,407
Impact of Fitbit Force recall	—	—	(2,040)	—
Intangible assets amortization	432	451	899	1,354
Non-GAAP gross profit	$197,796	$242,123	$554,245	$724,143

Non-GAAP gross profit as a percentage of revenue:
GAAP gross profit as a percentage of revenue	47.9%	47.8%	48.2%	45.1%
Stock-based compensation expense	0.3	0.2	0.2	0.2
Impact of Fitbit Force recall	—	—	(0.2)	—
Intangible assets amortization	0.1	0.1	0.1	0.1
Non-GAAP gross profit as a percentage of revenue	48.3%	48.1%	48.3%	45.4%

Non-GAAP research and development:
GAAP research and development	$42,890	$82,972	$95,808	$235,129
Stock-based compensation expense	(5,893)	(12,314)	(10,910)	(34,432)
Non-GAAP research and development	$36,997	$70,658	$84,898	$200,697

Non-GAAP sales and marketing:
GAAP sales and marketing	$65,115	$79,872	$178,672	$305,061
Stock-based compensation expense	(2,451)	(3,030)	(5,080)	(8,492)
Non-GAAP sales and marketing	$62,664	$76,842	$173,592	$296,569

Non-GAAP general and administrative:
GAAP general and administrative	$20,698	$33,333	$48,327	$106,297
Stock-based compensation expense	(3,339)	(3,647)	(7,072)	(11,844)
Litigation expense — Jawbone	—	(6,062)	—	(17,620)
Impact of Fitbit Force recall	(20)	—	53	—
Intangible assets amortization	(82)	(61)	(164)	(224)
Non-GAAP general and administrative	$17,257	$23,563	$41,144	$76,609

Non-GAAP operating expenses:
GAAP operating expenses	$128,703	$196,177	$315,103	$646,487
Stock-based compensation expense	(11,683)	(18,991)	(23,062)	(54,768)
Litigation expense — Jawbone	—	(6,062)	—	(17,620)
Impact of Fitbit Force recall	(20)	—	53	—
Intangible assets amortization	(82)	(61)	(164)	(224)
Change in contingent consideration	—	—	7,704	—
Non-GAAP operating expenses	$116,918	$171,063	$299,634	$573,875

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2015	October 1, 2016	September 30, 2015	October 1, 2016
Non-GAAP operating income:
GAAP operating income	$67,310	$44,481	$237,661	$72,895
Stock-based compensation expense	13,034	20,005	25,684	58,175
Litigation expense — Jawbone	—	6,062	—	17,620
Impact of Fitbit Force recall	20	—	(2,093)	—
Intangible assets amortization	514	512	1,063	1,578
Change in contingent consideration	—	—	(7,704)	—
Non-GAAP operating income	$80,878	$71,060	$254,611	$150,268

Non-GAAP net income and net income per share:
Net income	$45,834	$26,120	$111,512	$43,496
Stock-based compensation expense	13,034	20,005	25,684	58,175
Litigation expense — Jawbone	—	6,062	—	17,620
Impact of Fitbit Force recall	20	—	(2,093)	—
Revaluation of redeemable convertible preferred
stock warrant liability	—	—	56,655	—
Intangible assets amortization	514	512	1,063	1,578
Change in contingent consideration	—	—	(7,704)	—
Income tax effect of non-GAAP adjustments	(183)	(6,955)	(18,389)	(21,081)
Non-GAAP net income	$59,219	$45,744	$166,728	$99,788

GAAP diluted shares	243,660	243,687	136,985	242,652
Diluted effect of redeemable convertible preferred
stock conversion	—	—	88,112	—
Initial public offering shares	—	—	6,724	—
Other dilutive equity awards	—	—	1,201	—
Non-GAAP diluted shares	243,660	243,687	233,022	242,652
Non-GAAP diluted net income per share	$0.24	$0.19	$0.72	$0.41

Adjusted EBITDA:
Net income	$45,834	$26,120	$111,512	$43,496
Impact of Fitbit Force recall	20	—	(2,093)	—
Stock-based compensation expense	13,034	20,005	25,684	58,175
Litigation expense — Jawbone	—	6,062	—	17,620
Revaluation of redeemable convertible preferred
stock warrant liability	—	—	56,655	—
Depreciation and intangible assets amortization	5,367	11,275	13,541	25,461
Change in contingent consideration	—	—	(7,704)	—
Interest (income) expense, net	216	(970)	1,062	(2,391)
Income tax expense	20,516	18,294	65,958	31,858
Adjusted EBITDA	$84,987	$80,786	$264,615	$174,219

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2015	October 1, 2016	September 30, 2015	October 1, 2016

Stock-based compensation expense:
Cost of revenue	$1,351	$1,014	$2,622	$3,407
Research and development	5,893	12,314	10,910	34,432
Sales and marketing	2,451	3,030	5,080	8,492
General and administrative	3,339	3,647	7,072	11,844
Total stock-based compensation expense	$13,034	$20,005	$25,684	$58,175

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2015	October 1, 2016	September 30, 2015	October 1, 2016

United States	$270,814	$361,239	$848,789	$1,158,116
Americas excluding United States	24,180	25,939	54,408	76,708
Europe, Middle East, and Africa	49,214	80,932	123,981	255,127
APAC	65,054	35,692	119,250	105,735
Total	$409,262	$503,802	$1,146,428	$1,595,686